Exhibit 10.2

                       Sales and General Agency Agreement



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                                                            FINAL EXECUTION COPY

                       SALES AND GENERAL AGENCY AGREEMENT
                       ----------------------------------

     This agreement ("Agreement") is entered into as of the Effective Date by and between PHL Variable Insurance Company ("PHLVIC"), Phoenix Life Insurance Company ("PLIC"), Phoenix Equity Planning Corporation ("PEPCO") (collectively referred to as "Phoenix"), Dreyfus Services Organization ("DSO"), MBSC Securities Corporation ("MBSC") (DSO and MBSC being referred to collectively as the "Authorized Selling Firm") and Lockwood Capital Management, Inc. ("LCM").

                                    RECITALS
                                    --------

     WHEREAS, PHLVIC and PLIC are each insurance companies and securities issuers of the GRIS, an insurance policy offered exclusively to investment advisory clients of LCM who have established a Lockwood Investment Strategies ("LIS") account ("LIS Clients");

     WHEREAS, LCM sponsors LIS, a discretionary, unified managed account wrap product;

     WHEREAS, the GRIS is a guarantee that is registered as a security with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 and deemed to be a group annuity contract for insurance regulatory purposes;

     WHEREAS, PEPCO has entered into an underwriting agreement ("Underwriting Agreement") with PHLVIC and PLIC, pursuant to which PEPCO serves as the principal underwriter for the distribution of the GRIS;

     WHEREAS, PHLVIC, PLIC, PEPCO, MBSC, DSO and LCM have entered into a strategic alliance agreement ("Strategic Alliance Agreement") relating to the arrangement whereby PHLVIC and PLIC issue the GRIS policy, LCM manages the LIS program and Producers offer the GRIS to LIS Clients;

     WHEREAS, PHLVIC, PLIC, and PEPCO wish to enter into this Agreement with the Authorized Selling Firm to market and sell the GRIS;

     WHEREAS, MBSC currently is registered as a broker-dealer with the SEC under the Securities and Exchange Act of 1934 and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"), and DSO currently is licensed as an insurance agency in all fifty states, and is affiliated with MBSC by ownership or contract with respect to the sale of the GRIS under this Agreement;

     WHEREAS, Phoenix desires that the Authorized Selling Firm manage and supervise the marketing and sales of the GRIS, subject to the terms and conditions of this Agreement, to LIS Clients;


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     WHEREAS, certain employees of LCM are duly licensed individuals of the
Authorized Selling Firm for purposes of soliciting sales of the GRIS, subject to the terms and conditions of this Agreement, to LIS Clients;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.   DEFINITIONS
     -----------

     As used in this Agreement, and in addition to the terms defined in the background recitals and elsewhere in this Agreement, the following terms shall have the respective meanings provided below. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Strategic Alliance Agreement.

     A.   1933 ACT - The Securities Act of 1933, as amended.

     B.   1934 ACT - The Securities Exchange Act of 1934, as amended.

     C.   ADVISERS ACT - The Investment Advisers Act of 1940, as amended.

     D. AFFILIATE - With respect to a person, any other person controlling, controlled by, or under common control with, such person.

     E. AGENT - An individual who is properly licensed as an insurance agent in any state and jurisdiction where the individual solicits GRIS policies and is associated with DSO, and is also a Representative.

     F. APPLICABLE LAW - Any applicable federal, state and self regulatory organization law, rule or regulation, and any order or interpretation of any governmental body, with judgment, injunction or court decree.

     G. APPLICATION - Any application, enrollment form, or similar form approved for use by PHLVIC or PLIC, as applicable, by which a LIS Client applies for a GRIS.

     H.   BUSINESS DAY - A day the New York Stock Exchange is open for business.

     I. CONTROL - The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     J. DISCLOSURE PACKAGE - Numbered and catalogued packages containing Applications, the Prospectus, as supplemented, and any Free Writing Prospectuses that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

     K. FINRA RULES - The rules and regulations promulgated by the Financial Industry Regulatory Authority, including, without limitation, all NASD rules, and New York

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Stock Exchange rules incorporated by FINRA to apply to FINRA members who are also member of the New York Stock Exchange.

     L. FREE WRITING PROSPECTUS - a free writing prospectus, as defined in Rule 405 under the 1933 Act relating to the GRIS.

     M. GRIS - The GRIS shall have the meaning set forth in the Strategic Alliance Agreement.

     N. IAR - An investment adviser representative, as defined in the Advisers Act, associated with and supervised by an Intermediary.

     O. INTERMEDIARY - Registered representatives, investment adviser representatives, financial advisers and other investment professionals that provide advice to LIS Clients with respect to the LIS program that are not Affiliates of LCM.

     P. LICENSED SALES ASSISTANT - An individual who is appropriately registered with FINRA who assists Producer in providing service for the GRIS.

     Q. PEPCO FREE WRITING PROSPECTUS - A free writing prospectus, as defined in Rule 405 under the 1933 Act, that is prepared by PEPCO.

     R. PHLVIC FREE WRITING PROSPECTUS - A free writing prospectus, as defined in Rule 405 under the 1933 Act, that is prepared by PHLVIC.

     S. PLIC FREE WRITING PROSPECTUS - A free writing prospectus as defined in Rule 405 under the 1933 Act, that is prepared by PLIC.

     T. PRINCIPAL - An individual who is registered with FINRA as a principal of MBSC within the meaning of National Association of Securities Dealers ("NASD") Membership and Registration Rule 1021.

     U. PRODUCER - A duly licensed individual who sells GRIS and is a licensed insurance agent of DSO and a registered representative of MBSC and who is appropriately registered with FINRA and licensed and appointed in accordance with all applicable insurance laws.

     V. PROSPECTUS - The prospectus included within a Registration Statement, including supplements thereto filed under Rule 424 under the 1933 Act, prepared by PHLVIC and PLIC from and after the date on which each shall have been filed.

     W. REGISTRATION STATEMENT - At any time that this Agreement is in effect, each currently effective registration statement and each currently effective post-effective amendment thereto filed with the SEC under the 1933 Act on Form S-1 or otherwise relating to the GRIS including the Prospectus and financial statements included in, and all exhibits to, such registration statement or post-effective amendment, prepared by PHLVIC and PLIC.

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     X.   REPRESENTATIVE - An individual who is registered with FINRA as a representative of MBSC within the meaning of NASD Membership and Registration Rule 1031 and is also an Agent.

     Y.   ROAD SHOW - A type of offer as defined in Rule 433 under the 1933
Act.

2.   APPOINTMENT AND AUTHORIZATION TO SOLICIT SALES
     ----------------------------------------------

Subject to the terms and conditions of this Agreement, Phoenix hereby appoints DSO, as insurance agent, and authorizes MBSC, as broker, to solicit sales of the GRIS to LIS Clients in all states and other jurisdictions where the GRIS may lawfully be sold and in which the Authorized Selling Firm is authorized under all Applicable Law to solicit sales of the GRIS during the term of this Agreement, provided that there is an effective Registration Statement relating to the GRIS under the 1933 Act. The Authorized Selling Firm hereby accepts such appointment and authorization and agrees to use its best efforts to solicit sales of the GRIS. These two appointments, taken together, constitute the appointment of the Authorized Selling Firm in the capacities referred to above.

3.   MAINTENANCE OF LICENSES AND REGISTRATIONS
     -----------------------------------------

Throughout the term of this Agreement, DSO shall be properly licensed as an insurance agency pursuant to the laws of any state in which it offers the GRIS and in which such licensing is required by applicable insurance laws or regulations for the sale of the GRIS. Throughout the term of this Agreement, MBSC shall properly maintain its registration as a broker-dealer with the SEC and the states, where required, in which it conducts business and its membership is in good standing with FINRA. Throughout the term of this Agreement, PEPCO shall properly maintain its registration as a broker-dealer with the SEC, and the states, where required, in which it conducts business and its membership in good standing with FINRA. Throughout the term of this Agreement PHLVIC and PLIC shall properly maintain any required federal and state securities registrations or filings and state insurance licenses for the GRIS policies.

4.   PRODUCERS
     ---------

     A. Recruitment of Producers LCM with the concurrence of MBSC and DSO shall recruit and engage a reasonably sufficient number of Producers in order to solicit the GRIS in view of the then existing volume of sales of the GRIS.

     B.   Training of Producers

     MBSC is responsible for ensuring that the Producers are trained on (1) the product features indicated in the specimen contract form of the GRIS, and (2) standards that MBSC and the Producers have established to use in meeting their duty to ensure suitable sales of the GRIS. This training shall be in a form and include content approved by all parties hereto and shall be provided to Producers by MBSC before they begin to conduct any solicitation activities.

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MBSC agrees to provide the Producers such additional periodic training as all parties agree may be necessary from time to time.

     C. Licensing and Registration of Producers DSO shall be responsible for the preparation and submission of proper licensing forms and ensure that all Producers are appropriately licensed as insurance agents in the state(s) where such Producers will solicit and sell the GRIS. MBSC shall be responsible for the preparation and submission to FINRA and to any applicable state regulators of proper Representative registration forms and the assurance that all Producers and Licensed Sales Assistants are and remain registered as representatives of MBSC with FINRA and any applicable state regulators.

     D.   Appointment

LCM with the concurrence of MBSC and DSO shall recommend Producers for appointment with PHLVIC and PLIC to PEPCO but PHLVIC and PLIC shall retain sole authority to make appointments and may, by written notice to MBSC and DSO refuse to permit any Producer to solicit the GRIS. Further, PHLVIC and PLIC may, in their sole discretion, refuse to renew any such appointment, or terminate any such appointment, consistent with their duties and responsibilities under Applicable Law. PHLVIC and PLIC shall be responsible for the preparation and submission of proper appointment forms and the payment of appointment fees in those states that require PHLVIC and PLIC to appoint Producers.

     E.   Supervision

     MBSC and DSO shall be responsible for the training and supervision of all of the Producers who are engaged directly or indirectly in the offer or sale of the GRIS. MBSC and DSO shall ensure that Producers comply with Applicable Laws including, but not limited to, FINRA Rules applicable to the GRIS. MBSC shall establish and maintain procedures to supervise the securities activities of Producers as required by Applicable Law. DSO shall establish and maintain such rules and procedures to supervise the insurance activity of its Agents as required by Applicable Law.

     F.   Notice of Termination

     MBSC and DSO shall promptly notify PEPCO, PHLVIC, and PLIC of each Producer that has been either terminated or is otherwise no longer authorized to solicit the GRIS.

5.   MARKETING MATERIALS
     -------------------

     A.   Preparation Marketing Materials

     Materials other than the Registration Statement, Prospectus and Application ("Marketing Materials") may be prepared by the parties hereto and reviewed and approved by the other parties in writing prior to their use. Each party shall review and approve Marketing Materials within five business days of receipt. Phoenix's approval of the Marketing Materials shall be limited to the information regarding Phoenix and the GRIS and in no way shall this

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approval be deemed an approval of the content regarding LCM or LIS provided in writing by LCM to Phoenix. MBSC shall ensure that no Producer or Representative uses any Marketing Materials that have not been reviewed and approved by Phoenix.

     B.   Filing of Material

     Phoenix and PEPCO shall, as appropriate, be responsible for filing any Marketing Materials, including, without limitation, any Free Writing Prospectuses, if required, with the SEC or applicable state regulatory authorities. Phoenix and PEPCO shall notify each Authorized Selling Firm and LCM of any comments provided by the SEC or any state regulatory authorities regarding such material, and shall cooperate in resolving and implementing any comments, as applicable.

     C.   Termination of Use of Material

     In the event that PEPCO chooses to recall any Marketing Materials or Free Writing Prospectus, PEPCO shall notify the Authorized Selling Firm and LCM, and the Authorized Selling Firm shall promptly cease its use and collect any unused material in their possession and shall cause each Producer to which it has provided such Marketing Materials or Free Writing Prospectus to promptly cease using such material and destroy any unused material in their possession.

     D.    Disclosure Package

     PEPCO shall be responsible for furnishing MBSC with the Prospectus and Application for the GRIS for inclusion in the Disclosure Package, if any, for use by MBSC and the Producers with respect to the GRIS.

     E. Road Shows and Publicity Meetings The parties shall agree in advance on the scope and content of any written statements or written presentations to be provided at Road Shows and meeting with the press, securities analysts, other broker-dealers or members of the public. In the event that the parties do not agree in advance on the scope and content of any written statement to be made and an written presentations to be given, no such materials may be used in connection with a Road Show or meeting with the press, securities analysts, other broker-dealers or members of the public.

6.   SALES ACTIVITIES
     ----------------

     A. Producers shall provide information about the GRIS to prospective GRIS owners and answer questions about GRIS from prospective GRIS owners.

     B. The Authorized Selling Firm, LCM and Producers are authorized to distribute the Disclosure Package and other material provided by PEPCO.

     C. The Authorized Selling Firm shall maintain logs with respect to the distribution of Disclosure Packages containing the name and address of each client or prospective client of

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LCM to whom Disclosure Packages are distributed and the number of Disclosure
Packages distributed to each Producer.

     D. The Authorized Selling Firm shall provide each of the Producers and Intermediaries with written procedures, which may include a script, approved by PEPCO, that outline the permissible activities of the Producers and Intermediaries.

     E. Before selling a GRIS policy to a prospective owner, the Authorized Selling Firm shall conduct reasonable analysis of the account and a MBSC Principal shall endorse the sale.

     F. Neither Authorized Selling Firm nor LCM shall directly or indirectly compensate an Intermediary or an IAR, for any referral for the sale of any GRIS policy.

     G. The Authorized Selling Firm and LCM shall transmit completed and approved Applications for the GRIS that it receives to PHLVIC and PLIC (or to another entity designated by Phoenix), and any other required documentation as soon as reasonably possible and no later than two business days following receipt.

     H. All solicitation, sales and servicing activities engaged in by an Authorized Selling Firm, LCM and its Producers with respect to the GRIS shall be in compliance with all Applicable Law, including but not limited to FINRA Rules.

     I. All statements made regarding the GRIS by the Authorized Selling Firm or its Producers or by LCM shall be in accord with the Prospectus.

     J. The Authorized Selling Firm and LCM acknowledge and agree that Phoenix has the unconditional right to reject, in whole or in part, any Application or payment for a GRIS policy in their sole discretion. In the event an Application is rejected, any payment submitted in connection therewith shall be returned by the Authorized Selling Firm or LCM to the prospective client. The Authorized Selling Firm and LCM understand and agree that no sale of the GRIS shall be executed until it is accepted and approved by PHLVIC or PLIC, as applicable.

     K. PEPCO, on behalf of MBSC, shall confirm to each GRIS owner in accordance with Rule 10b-10 under the 1934 Act the purchase, sale or exchange of a GRIS and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder, NASD Conduct Rule 2320, or by any other SEC rule or FINRA Rule requiring the delivery of such information. PEPCO, on behalf of MBSC, shall maintain and preserve such books and records with respect to such confirmations in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act to the extent such requirements apply.

     L. The Authorized Selling Firm is responsible for ensuring that its Producers are trained on the product features indicated in the specimen contract form of the GRIS.

     M. No party to this Agreement shall contract with any unaffiliated third party to carry out any of their responsibilities assumed under this Agreement without the prior written consent of the other parties.

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     N.   Each of the parties to this Agreement shall allocate sufficient technical support, human resources and all other resources reasonably necessary to carry out its responsibilities and obligations under this Agreement in a timely manner.

7.   COMPLIANCE RESPONSIBILITIES
     ---------------------------

     A. MBSC represents and warrants that it has established, and will maintain and enforce, a reasonable system of supervisory control policies and procedures that test and verify whether its supervisory procedures are reasonably designed to comply with Applicable Law, including but not limited to, securities laws and FINRA Rules and amend those supervisory procedures when necessary. Upon request, the parties shall cooperate with one another in the event any party needs additional information regarding a GRIS account.

     B. DSO represents and warrants that it has established, and will maintain and enforce, a reasonable system of supervisory control policies and procedures that test and verify whether its supervisory procedures are reasonably designed to comply with Applicable Law, including but not limited to, securities laws, insurance laws, and FINRA Rules and to amend those supervisory procedures when necessary. Upon request, the parties shall cooperate with one another in the event any party needs additional information regarding a GRIS account.

8.   REPRESENTATIONS AND WARRANTIES OF PHLVIC, PLIC, AND PEPCO
     ---------------------------------------------------------

     A. PEPCO, PHLVIC and PLIC each represent and warrant to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that the Registration Statement, including the Prospectus (and any supplement thereto), complies in all material respects with the applicable requirements of the 1933 Act and the respective rules thereunder; the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances in which they were made; and the Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that PEPCO, PHLVIC and PLIC make no representations or warranties as to the information contained in the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information regarding LCM or any of its Affiliates furnished in writing to PEPCO, PHLVIC or PLIC by LCM.

     B. PEPCO, PHLVIC and PLIC each represent and warrant to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that the GRIS is exempt from registration or notice or other filing under, and the offer and sale of the GRIS complies with the "blue sky" or insurance laws of each state or other jurisdiction in which the GRIS will be offered and sold; provided however that PEPCO, PHLVIC and PLIC shall not be required to seek to qualify the offer and sale of the GRIS or

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obtain any approvals to permit or facilitate the offer or sale of the GRIS in the States of New York or Maine.

     C. PEPCO, PHLVIC and PLIC each represent and warrant to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that each PEPCO Free Writing Prospectus, each PHLVIC Free Writing Prospectus and each PLIC Free Writing Prospectus, respectively, does not include any information that conflicts with the information contained in the Registration Statement, including any document included or incorporated by reference therein and any Prospectus supplement deemed to be a part thereof that has not been superseded or modified.

     D. PEPCO, PHLVIC and PLIC each represent and warrant to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to PHLVIC's or PLIC's knowledge, no proceeding for that purpose has been instituted or threatened by the SEC or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to PHLVIC's or PLIC's knowledge, no proceeding for that purpose has been instituted by the SEC or by the state securities authority of any jurisdiction.

     E. PHLVIC, PLIC and PEPCO each represent and warrant to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that each has taken all action including, without limitation, those necessary under its articles of incorporation, by-laws and applicable state corporate law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

     F. PEPCO represents and warrants to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that it is and shall during the term of this Agreement remain registered as a broker-dealer under the 1934 Act, remain a member in good standing of FINRA, and remain duly registered under applicable state securities laws.

     G. PHLVIC, PLIC and PEPCO each represent and warrant to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that each is, during the term of this Agreement, in compliance in all material respects with all Applicable Law.

     H. PHLVIC, PLIC and PEPCO each represent and warrant to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that each has obtained any other approvals, licenses, authorizations, orders

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or consents which are necessary for it to enter into this Agreement and to perform its duties hereunder.

     I. PEPCO represents and warrants to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that it has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Connecticut with full power and authority to own, lease and operate its properties and conduct its business in the manner described in its Form BD, is duly qualified to transact the business of a broker-dealer, and principal underwriter, and is in good standing, in each state or other jurisdiction where required.

     J. PHLVIC represents and warrants to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that it has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Connecticut with full power and authority to own, lease and operate their respective properties and each is in good standing, in each state or other jurisdiction where required.

     K. PLIC represents and warrants to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that it has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York with full power and authority to own, lease and operate their respective properties and each is in good standing, in each state or other jurisdiction where required.

     L. PHLVIC, PLIC and PEPCO each represent and warrant to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by PHLVIC, PLIC and PEPCO, and when so executed and delivered this Agreement shall be the valid and binding obligation of each of PHLVIC, PLIC and PEPCO enforceable in accordance with its terms.

     M. PHLVIC, PLIC and PEPCO each represent and warrant to the Authorized Selling Firm and LCM, on the date hereof and at each time that a GRIS (including additional interests therein that are issued in connection with increases in the guarantee provided thereunder) is issued that the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement will not (i) violate any provision of its articles of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Applicable Law applicable to it or its business.

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9.   OBLIGATIONS OF PHLVIC, PLIC AND PEPCO
     -------------------------------------

     A. PEPCO, PHLVIC and PLIC shall cause the Prospectus, properly completed, and any supplement thereto, following review by LCM (with respect to information furnished in writing to PEPCO, PHLVIC or PLIC by the Authorized Selling Firm, LCM or any of their Affiliates) to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to MBSC of such timely filings. PEPCO, PHLVIC and PLIC will immediately (no later than 24 hours after receipt, excluding Saturday and Sunday) advise MBSC (1) when the Prospectus, and any supplement thereto, have been filed with the SEC pursuant to Rule 424(b); (2) of any request by the SEC or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information; (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or, to the knowledge of PEPCO, PHLVIC or PLIC, the threatening of any proceeding for that purpose; and (4) of the receipt by any of PHLVIC, PLIC or PEPCO of any notification with respect to the suspension of the qualification of the GRIS for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.

     B. If PHLVIC or PLIC becomes aware of any event that occurs as a result of which the Prospectus as then supplemented includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or it is necessary to amend the Registration Statement, PHLVIC and PLIC shall immediately notify MBSC and shall file a new registration statement or supplement the Prospectus to comply with the 1933 Act or the rules thereunder.

     C. PEPCO shall furnish to MBSC, without charge, signed copies of the Registration Statement (including exhibits thereto) and a copy of the Registration Statement (without exhibits thereto) and as many copies of each Prospectus and any supplement thereto and each PEPCO Free Writing Prospectus, PHLVIC Free Writing Prospectus and PLIC Free Writing Prospectus as MBSC may reasonably request.

     D. Phoenix agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement, including the Prospectus, and each PEPCO Free Writing Prospectus, PHLVIC Free Writing Prospectus and PLIC Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, including the Prospectus and each PEPCO Free Writing Prospectus, PHLVIC Free Writing Prospectus and PLIC Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the GRIS; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the GRIS; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the GRIS; (v) the registration of the GRIS under the 1933 Act; (vi) any registration or qualification for offer and sale of the GRIS under the securities or blue sky laws of the states; (vii) any filings required to be made with FINRA; (viii) the transportation and other expenses incurred by or on behalf of PEPCO representatives in connection with presentations to prospective purchasers of the GRIS; (ix) the fees and expenses of PEPCO's accountants and the fees and expenses of counsel for PEPCO; (x) the Master Group

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Annuity Contracts; and (xi) all other costs and expenses incident to the performance of its obligations hereunder.

     E. Each Phoenix entity shall maintain all registrations, licenses, memberships, approvals, orders and consents necessary to carry out its obligations hereunder during the term of this Agreement. Each Phoenix entity shall promptly notify Authorized Selling Firm in writing upon the lapse, termination without renewal, suspension, revocation or cancellation (without replacement) of any such registration, license, membership, approval, order or consent.

     F. Each Phoenix entity shall promptly inform Authorized Selling Firm of any of the following of which it becomes aware: any violation of Applicable Law by its associated persons that would impact its ability to fulfill the terms and conditions of this Agreement or that relates to the GRIS; any complaint or allegation by a GRIS policy owner; and any regulatory examination or allegation concerning the GRIS or the activities of each Phoenix entity or MBSC (or their associated persons) with respect to the GRIS.

     G. Each Phoenix entity shall carry out its obligations under this Agreement in compliance with all Applicable Law, including the rules of the SEC or FINRA Rules.

10.  REPRESENTATIONS AND WARRANTIES OF MBSC
     --------------------------------------

     MBSC represents and warrants to Phoenix, on the date hereof and at each time that MBSC sells a GRIS:

     A. MBSC has taken all action including, without limitation, those necessary under its articles of incorporation, by-laws and applicable state corporate law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

     B. MBSC is and shall, during the term of this Agreement, remain registered as a broker-dealer under the 1934 Act, remain a member in good standing of FINRA, and remain duly registered under applicable state securities laws.

     C. MBSC is, and shall, during the term of this Agreement be, in compliance in all material respects with all Applicable Law.

     D. MBSC has obtained any other approvals, licenses, authorizations, orders or consents which are necessary for it to enter into this Agreement and to perform its duties hereunder.

     E. MBSC has adopted an anti-money laundering compliance program that satisfies the requirements of Applicable Law and it will promptly notify PEPCO if an inspection by the appropriate regulatory authorities of its anti-money laundering compliance program identifies any material deficiency and will promptly remedy any such material deficiency.

     F. MBSC has been duly organized and is validly existing as a corporation in good standing under the laws of New York with full power and authority to own, lease and operate its properties and conduct its business in the manner described in its Form BD, is duly qualified to transact the business of a broker-dealer, and solicit sales of the GRIS, and is in good standing, in each state or other jurisdiction where required.

     G. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by MBSC, and when so executed and delivered this Agreement shall be the valid and binding obligation of MBSC enforceable in accordance with its terms.

     H. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement will not (i) violate any provision of the articles of incorporation or by-laws of MBSC, (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Applicable Law applicable to it or its business.

11.  REPRESENTATIONS AND WARRANTIES OF DSO
     -------------------------------------

     DSO represents and warrants to Phoenix on the date hereof and at each time that DSO sells a GRIS:

     A. DSO has taken all action including, without limitation, those necessary under its certificate of incorporation, by-laws and applicable state corporate law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

     B. DSO is, and shall during the term of this Agreement be, in compliance in all material respects with Applicable Law.

     C. DSO is and shall during the term of this Agreement remain licensed as an insurance agency in all states and jurisdictions where licenses are required by Applicable Law.

     D. DSO has obtained any other approvals, licenses, authorizations, orders or consents which are necessary for it to enter into this Agreement and to perform its duties hereunder.

     E. DSO has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and conduct its business in the manner described in its articles of incorporation, is duly qualified to transact the business of an insurance agency and solicit sales of the GRIS, and is in good standing, in each state or other jurisdiction where required.

     F. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by DSO, and when so executed and delivered this Agreement shall be the valid and binding obligation of DSO enforceable in accordance with its terms.

     G. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement will not (i) violate any provision of the certificate of incorporation or by-laws of DSO, (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Applicable Law applicable to it or its business.

12.  OBLIGATIONS OF THE AUTHORIZED SELLING FIRM AND LCM
     --------------------------------------------------

     A. The Authorized Selling Firm shall maintain all registrations, licenses, memberships, approvals, orders and consents necessary to carry out its obligations hereunder during the term of this Agreement. An Authorized Selling Firm shall promptly notify Phoenix in writing upon the lapse, termination without renewal, suspension, revocation or cancellation (without replacement) of any such registration, license, membership, approval, order or consent relating to LIS or GRIS.

     B. The Authorized Selling Firm and LCM shall promptly inform Phoenix of any of the following of which it becomes aware: any violation of Applicable Law by its associated persons that would impact its ability to fulfill the terms and conditions of this Agreement or that relates to the GRIS; any complaint or allegation by a GRIS policy owner; and any regulatory examination or allegation concerning the GRIS or the activities of the Authorized Selling Firm, LCM or Phoenix (or their associated persons) with respect to the GRIS.

     C. The Authorized Selling Firm shall carry out its obligations under this Agreement in compliance with all Applicable Law, including, but not limited to, the rules of the SEC and FINRA Rules.

     D. If there occurs an event or development as a result of which LCM becomes aware that the Disclosure Package would include an untrue statement of a material fact regarding LCM or LIS or would omit to state a material fact regarding LCM or LIS necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, LCM shall promptly notify Phoenix so that any use of the Disclosure Package may cease until it is amended or supplemented.

     E. The Authorized Selling Firm shall cause each of its Producers to limit solicitation of Applications for the GRIS to states and other jurisdictions where the GRIS has been approved and where the Producers maintain all necessary registrations and licenses required under applicable state securities and insurance laws. The Authorized Selling Firm shall notify Phoenix if any Producer ceases to be a representative of MBSC and/or no longer maintains all registrations and licenses required under applicable state securities and insurance laws.

     F. The Authorized Selling Firm or its designated Affiliate is responsible for performing background checks on each Producer except with respect to insurance licensing and to his or her appointment with PHLVIC and PLIC. Such background checks shall comply with all applicable regulations of the departments of insurance and securities in the states in which the Producer will solicit and sell the GRIS, and with the requirements of FINRA.

     G. The Authorized Selling Firm and LCM shall ensure that all of their officers, Representatives, agents, employees and associated persons who have access to customer funds or securities, continue to be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company. These bonds shall be maintained at the

Authorized Selling Firm's or LCM's expense and shall be, at least, of the form, type and amount required under FINRA Rules. Phoenix may require evidence, satisfactory to it, that such coverage is in force and the Authorized Selling Firm or LCM shall give prompt written notice to Phoenix of any notice of cancellation or change of coverage.

     H. The Authorized Selling Firm and LCM agree to pay all costs and expenses incurred in carrying out their respective obligations under this Agreement, including: expenses associated with the licensing, registration, and training of Producers involved in the solicitation of the GRIS.

13.  INDEMNIFICATION
     ---------------

     A.   By Phoenix

          Each of PHLVIC, PLIC and PEPCO shall, jointly and severally, indemnify and hold harmless each of the Authorized Selling Firm, LCM, their Affiliates, and each of their respective officers, directors, employees, representatives, successors, and permitted assigns (collectively, the "LCM Indemnitees"), from and against any and all losses, claims, damages, liabilities, judgments, costs and expenses, including reasonable attorney fees and costs of investigation (collectively, "Loss" or Losses"), to which any LCM Indemnitee may become subject, relating to or arising from any of the following:

          I. any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement, Prospectus, PEPCO Free Writing Prospectus, PHLVIC Free Writing Prospectus or PLIC Free Writing Prospectus, except that PHLVIC, PLIC and PEPCO shall not be liable in any case to the extent such Losses arise out of, or are based upon, an untrue statement or omission made in reliance solely upon information regarding the Authorized Selling Firm, LCM or any of their Affiliates provided by LCM in writing to PHLVIC, PLIC or PEPCO;

          II. any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Marketing Materials or other materials contained in a Disclosure Package (other than the Registration Statement, Prospectus or Application), if such Marketing Materials or other materials contained in a Disclosure Package (other than the Registration Statement, Prospectus or Application) were prepared by Phoenix or any of its Affiliates; except that PHLVIC, PLIC and PEPCO shall not be liable in any case to the extent such Losses arise out of, or are based upon, an untrue statement or omission made in reliance solely upon information regarding the Authorized Selling Firm, LCM or any of their Affiliates provided by LCM in writing to PHLVIC, PLIC or PEPCO;

          III. any material breach by Phoenix, PEPCO, or any of their respective officers, directors, employees, representatives, agents, successors, or permitted assigns of any provision of this Agreement, including, but not limited to, any material breach of any representation or warranty made by Phoenix or PEPCO in this Agreement;

          IV. a material violation of Applicable Law by any of PHLVIC, PLIC or PEPCO; provided, however, that none of PHLVIC, PLIC or PEPCO shall owe indemnification for Losses related to a material violation of Applicable Law arising out of or based upon reliance by any of PHLVIC, PLIC, PEPCO or any of their respective Affiliates upon information about any of the Authorized Selling Firm, LCM or any Affiliate thereof provided by the Authorized Selling Firm or LCM in writing to any of PHLVIC, PLIC or PEPCO; or

          V. PEPCO's distribution of GRIS policies and/or its activities as broker-dealer with respect to the GRIS.

          This indemnification shall be in addition to any liability that Phoenix may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     B.   By LCM

          LCM shall indemnify and hold harmless each of PHLVIC, PLIC, PEPCO, their Affiliates, and each of their respective officers, directors, employees, representatives, successors, and permitted assigns (collectively, the "PHL Indemnitees") from and against any and all Losses to which to which any LCM Indemnitee may become subject, relating to or arising from any of the following:

          I. the acts or omissions of the Authorized Selling Firm or LCM or any of their employees or Producers while acting on behalf of the Authorized Selling Firm, LCM or Phoenix in connection with this Agreement;

          II. any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or Prospectus, in each case only to the extent that such untrue statement or omission is made in reliance solely upon information regarding the Authorized Selling Firm, LCM or any of its Affiliates provided by LCM in writing to PHLVIC, PLIC or PEPCO;

          III. any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made regarding LIS, LCM or the Authorized Selling Firm contained in any Marketing Materials or other materials contained in a Disclosure Package (other than the Registration Statement, Prospectus or Application), if such Marketing Materials or other materials contained in a Disclosure Package (other than the Registration

          Statement, Prospectus or Application) were prepared by LCM or any of its Affiliates;

          IV. any material breach by the Authorized Selling Firm, LCM or any of their respective officers, directors, employees, representatives, agents, successors, or permitted assigns of any provision of this Agreement, including, but not limited to, any material breach of any representation or warranty made by the Authorized Selling Firm or LCM in this Agreement;

          V. a material violation of Applicable Law by any of the Authorized Selling Firm, LCM or a Producer; provided, however, that none of the Authorized Selling Firm or LCM shall owe indemnification for Losses related to a material violation of Applicable Law arising out of or based upon reliance by any of the Authorized Selling Firm, LCM or any of their respective Affiliates upon information about any of PHLVIC, PLIC or PEPCO or any Affiliate thereof provided by PHLVIC, PLIC or PEPCO in writing to the Authorized Selling Firm or LCM;

          VI.  DSO's activities as insurance agent relating to the GRIS; or

          VII. MBSC's solicitation of sales of GRIS policies.

          This indemnification shall be in addition to any liability that an Authorized Selling Firm or LCM may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     C.   Process

          After receipt by a person entitled to indemnification ("Indemnified Party") under this Section 13 of this Agreement of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section ("Indemnifying Party"), the Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability under this Section 13 of this Agreement, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and the Indemnifying Party is damaged solely as a result of the failure to give such notice. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include the Indemnifying Party and the Indemnified Party and representation of the parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment if required by the terms of this Agreement.

14.  ARBITRATION
     -----------

     A. All controversies, claims, or disputes arising out of or relating to this Agreement, or the breach hereof, including matters relating to formation, shall be settled by arbitration by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code.

     B. The arbitrators shall be disinterested. The number of arbitrators shall be three, one of whom shall be appointed by Phoenix and one of whom shall be appointed by the Authorized Selling Firm and LCM, and the third of whom shall be selected by mutual agreement of the first two arbitrators, or by the administering authority if the first two arbitrators do not arrive at a mutual agreement within thirty (30) days of the selection of the second arbitrator.

     C.   The place of arbitration shall be New York, New York.

     D. A decision of a majority of the arbitrators shall be final and binding and there shall be no appeal therefrom, unless (i) the decision was procured by corruption, fraud or other undue means; (ii) there was evident partiality by the arbitrator appointed as a neutral or corruption in any of the arbitrators or misconduct prejudicing the rights of any party; or (iii) the arbitrators exceeded their powers. The arbitrators shall issue a written opinion in support of the arbitration award.

     E. The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Agreement.

     F. Each party shall be responsible for the costs and expenses incurred by such party, including attorneys, although the cost of arbitration, including the fees of the arbitrators, shall be borne equally by Phoenix, on the one hand, and Authorized Selling Firm and LCM, on the other; provided, however, that the panel of arbitrators may determine to award fees and costs, including attorney fees, to the prevailing party.

     G. Any party may seek injunctive relief from the arbitrators to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

     H. Judgment upon the award rendered by the arbitrators may be entered in the courts specified in Section 17 below.

15.  RELATIONSHIP OF PARTIES
     -----------------------

     Each of Phoenix and their Affiliates, on the one hand, and each of the LCM, Authorized Selling Firm and their Affiliates, on the other, shall be deemed to be an independent contractor as to the others for all purposes. This Agreement shall not be construed (1) to create the relationship of employer and employee among the parties hereto or between any party and any of the officers, directors, employees, or representatives of any other party, (2) to create a partnership or joint venture among the parties hereto, or (3) to authorize any party to act as a general or special agent of any other, except as may be specifically set forth herein. Specifically, and without limiting the foregoing, the Authorized Selling Firm and LCM shall not, without the express written consent of Phoenix: make, waive, alter, change or discharge any provision(s) of the GRIS; discharge any contract in the name of Phoenix; waive a forfeiture; extend the time for making any payment or other monies due under the GRIS; institute, prosecute or maintain any legal proceedings on behalf of Phoenix; accept service of process on behalf of Phoenix; make, accept or endorse notes, or endorse checks payable to Phoenix; incur any expense or liability on behalf of Phoenix; offer to pay or pay, directly or indirectly, any rebate of premium or any other inducement not specified in the Prospectus; incur indebtedness on behalf of Phoenix; hold the Producers out nor permit the Producers to hold themselves out as employees of Phoenix; or alter or substitute the forms which PHLVIC or PLIC may prescribe for use in connection with the GRIS.

16.  NO THIRD-PARTY BENEFICIARIES
     ----------------------------

     This Agreement is solely among the parties hereto and is not intended to create any right or legal relationship, express or implied, among the parties hereto or any of their respective Affiliates, officers, directors, employees, agents, representatives, successors or permitted assigns, on the one hand, and any third party, including any Certificate Owner or other person covered under a GRIS, on the other hand; provided, however, that the LCM Indemnitees and the PHL Indemnitees are expressly intended to be third-party beneficiaries under this Agreement.

17.  NOTICES
     -------

     Except as set forth in this paragraph, all notices hereunder shall be made in writing and shall be effective upon delivery, which shall be made (1) by hand delivery, (2) by registered or certified United States mail, postage prepaid with return receipt requested (3) by a nationally-recognized overnight courier service to the addresses set forth below, or to such other address as any party may request by giving written notice to the other parties. A party may also provide notice by electronic means (such as email or facsimile) or telephone in cases when immediate notice is required so long as the party giving notice delivers separate written notice to be with 24 hours pursuant to Sections 16(1) or 16(3).

     If to any of PHLVIC, PLIC or PEPCO:

               Kathleen A. McGah
               Vice President
               Life and Annuity Counsel
               Phoenix Life Insurance Company
               One American Row
               PO Box 5056
               Hartford, CT 06102-5056

With a simultaneous copy that shall not constitute notice under this section to:

               Kenneth J. Berman
               Debevoise & Plimpton LLP
               555 13th Street, N.W.
               Washington, DC 20005

If to any of MBSC, DSO or LCM:

               Lisa Detwiler
               Managing Counsel
               Lockwood Capital Management, Inc.
               10 Valley Stream Parkway
               Malvern, PA 19355

               Loretta A. Wise
               Legal Counsel
               Lockwood Capital Management, Inc.
               10 Valley Stream Parkway
               Malvern, PA 19355

               Kathleen DeNicholas
               Assistant General Counsel
               MSBC Securities Corporation
               Legal Department
               200 Park Avenue
               New York, New York 10166

               With a simultaneous copy that shall not constitute notice under this section to:

               Daniel W. Krane
               Drinker Biddle & Reath LLP
               18th and Cherry Sts.
               Philadelphia, PA 19103

18.  JURISDICTION
     ------------

     This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of New York, without giving effect to principles of conflict or choice of laws of that or any other jurisdiction. The parties hereto shall submit to the jurisdiction of the courts of the State of New York and the federal courts in the Southern District of New York.

19.  REGULATION
     ----------

     This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and the Advisers Act, and the regulations thereunder and the FINRA Rules, from time to time in effect.

20.  SEVERABILITY
     ------------

     If any provision of this Agreement is held invalid, illegal, unenforceable, or in conflict with the law of any jurisdiction, such provision shall be enforced to the extent permitted under Applicable Law, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

21.  COUNTERPARTS
     ------------

     This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument. 22. SECTION AND OTHER HEADINGS The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

23.  TERM OF AGREEMENT
     -----------------

     A.   This Agreement shall continue until it is terminated.

     B.   This Agreement may be terminated in the following manners:

          I. By any party, without cause, upon ninety (90) days notice to the other parties.

          II. By any party, immediately, if the other party materially breaches this Agreement and does not cure such breach within sixty (60) days of being provided written notice of such breach by the non-breaching party. III. By any party, immediately, if another party is placed in receivership or conservatorship or other proceedings pursuant to which it is substantially prevented from continuing to engage in the lines of business relevant to the subject matter hereof.

          IV. By any party, immediately, if another party becomes a debtor in bankruptcy, whether voluntary or involuntary, or is the subject of an insolvency, rehabilitation, or delinquency proceeding.

          V. By any party, immediately, if PEPCO or MBSC ceases to be registered as a broker-dealer under the 1934 Act, is suspended as a member of FINRA, or otherwise ceases to remain a member in good standing of FINRA.

          VI. By any party, immediately, if DSO ceases to be insurance licensed in all states or jurisdictions where such licenses are required by Applicable Laws;

          VII. By any party, immediately, if another party becomes subject to a criminal indictment or information or similar proceedings.

          VIII. By any party, immediately, if PHLVIC or PLIC ceases to issue the GRIS for any reason or if PEPCO or an Affiliate cease to serve as the principal underwriter for the GRIS.

          IX. By any party, immediately, upon an assignment or transfer of this Agreement that does not comply with the provisions of Section 23 of this Agreement.

          X. By any party, if either of the Master Group Annuity Contracts issued to LCM is terminated.

     C. Notwithstanding any termination of this Agreement, the parties hereto shall continue to service customers that have already purchased the GRIS policy.

     D. Following the earlier of notice of termination being given by a party or termination, no party shall (and shall ensure that their employees do not) criticize, denigrate or speak adversely of, the others to clients or customers or in any public forum or in any manner likely to result in public disclosure, except to the extent required by Applicable Law and then only after consultation with the others to the greatest extent possible in order to maintain goodwill for each of the parties.

     E. All provisions of this Agreement concerning arbitration and indemnification, shall survive the termination of this Agreement.

24.  ASSIGNMENT
     ----------

     This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto, provided that no party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties. A Change of Control, as defined in
Section 18.01.2 of the Strategic Alliance Agreement, shall be considered an assignment under this Section 23.

25.  AMENDMENT
     ---------

     No change may be made to the terms or provisions of this Agreement except by written agreement signed by the parties hereto.

26.  LIMITATION OF LIABILITY
     -----------------------

     In no event will any party to this Agreement be responsible to any other party for any incidental, indirect, consequential, special, punitive or exemplary damages of any kind arising from this Agreement, including without limitation, lost revenues, loss of profits or loss of business. The parties agree that losses and damages arising under and/or covered by Section 14 shall be subject to this limitation.

27.  RIGHTS, REMEDIES, ETC. ARE CUMULATIVE
     -------------------------------------

     The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under Applicable Law.

28.  WAIVER
     ------

     The failure by any party to insist upon strict compliance with any condition of this Agreement shall not be construed as a waiver of such condition. Waiver by one party to this Agreement of any obligation of another party to this Agreement does not constitute a waiver of any further or other obligation of such party.

29.  ENTIRE AGREEMENT
     ----------------

     This Agreement, the other Transaction Documents, and the Indemnification Agreement between the parties, effective as of the Effective Date (the "Indemnification Agreement") constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersede any and all prior oral or written understandings, agreements or negotiations, between or among the parties with respect to the subject matter hereof and thereof. No prior writings by or among the parties with respect to the subject matter hereof and thereof may be used by any party in connection with the interpretation of any provision of this Agreement, the Indemnification Agreement, or the other Transaction Documents. In the event of a conflict between this Agreement and the Memorandum of Understanding, the terms of the Memorandum of Understanding shall control.

30.  CONSTRUCTION
     ------------

     The parties hereto have participated, directly or indirectly, in the negotiations and preparation of this Agreement. In no event shall this Agreement be construed more or less stringently against any party by reason of another party being construed as the principal drafting party hereto.

     IN WITNESS WHEREOF, each party hereto represents that the officer signing this Agreement on the party's behalf is duly authorized to execute this Agreement; and the parties hereto have caused this Agreement to be duly executed by such authorized officers on the date specified above.

PHL VARIABLE LIFE INSURANCE COMPANY

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


PHOENIX LIFE INSURANCE COMPANY

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


PHOENIX EQUITY PLANNING CORPORATION

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE

PHL VARIABLE LIFE INSURANCE COMPANY

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


PHOENIX LIFE INSURANCE COMPANY

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


PHOENIX EQUITY PLANNING CORPORATION

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE

PHL VARIABLE LIFE INSURANCE COMPANY

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


PHOENIX LIFE INSURANCE COMPANY

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


PHOENIX EQUITY PLANNING CORPORATION

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE

MBSC SECURITIES CORPORATION

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


DREYFUS SERVICES ORGANIZATION, INC.

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


LOCKWOOD CAPITAL MANAGEMENT, INC.

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE

MBSC SECURITIES CORPORATION

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


DREYFUS SERVICES ORGANIZATION, INC.

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


LOCKWOOD CAPITAL MANAGEMENT, INC.

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE

MBSC SECURITIES CORPORATION

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


DREYFUS SERVICES ORGANIZATION, INC.

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


LOCKWOOD CAPITAL MANAGEMENT, INC.

By:  ----------------------------------- (SEAL)
     SIGNATURE

     -----------------------------------
     PRINT NAME

     -----------------------------------
     TITLE


                                      - 25 -